UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

I-MINERALS INC.

(Exact name of registrant as specified in its charter)

canada	000-55321	20-4644299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1100, 1199 West Hastings Street Vancouver, BC		V6E 3T5
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(877) 303-6573

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

EXPLANATORY NOTE

I-Minerals Inc. (the “Company”) is filing this Current Report on Form 8-K to recast the financial information and financial statements in the Annual Report on Form 10-K for the fiscal year ended April 30, 2022, which the Company originally filed with the Securities and Exchange Commission (“SEC”) on July 22, 2022, solely to reflect the classification of i-minerals USA, Inc. (“i-minerals USA”) as discontinued operations.

As previously disclosed within the Current Report on Form 8-K filed with the SEC on September 19, 2022, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with BV Lending, LLC, an Idaho limited liability company, (“BV Lending”) and the Company’s subsidiary, i-minerals USA, an Idaho company that owns the leases that comprise the Helmer-Bovill Property.  Under the terms of the Stock Purchase Agreement, the Company has agreed to sell all of the issued and outstanding common shares of i-minerals USA to BV Lending (the “Transaction”).

In consideration of all of the issued and outstanding shares of i-minerals USA, each of the Company and BV Lending agreed that:

•

Immediately prior to closing of the Transaction, the Company will contribute to i-minerals USA an intercompany debt owed by i-minerals USA to the Company in the amount of approximately US$25.7 million, resulting in the cancellation of the outstanding indebtedness.

•	At the closing of the Transaction, the Company will sell all of the shares of i-minerals USA to BV Lending for an amount equal to $3,000,000 (the “Share Value”).

•	The Share Value will be satisfied by BV Lending on a non-cash basis by the set off of an equal amount of debt owed by the Company to BV Lending (the “Set Off”).

•	Immediately following the Set Off, BV Lending will transfer to the Company the balance of the debt owed by the Company to BV Lending (which debt was approximately $35.4 million before the Set Off).

•

Previously entered into loan agreements dated June 1, 2016, September 11, 2018 and October 25, 2019 among the Company, BV Lending and i-minerals USA, including all security granted thereunder, will be terminated and/or discharged.

•	The Company will be subject to non-competition and non-solicitation covenants in favour of BV Lending for a period of five years commencing on closing of the Transaction.

•	The Transaction is subject to the approval of the Transaction by shareholders of the Company (the “Shareholders”) and the TSX Venture Exchange.

As part of the Transaction, BV Lending has agreed to pay taxes that will become payable by the Company as a result of the Transaction (approximately $450,000).  In consideration for such payment by BV Lending, the Company will issue a promissory note in favor of BV Lending for the amount of the taxes so paid.  The promissory note will be repaid out of any refund received by the Company from the applicable government agency.

Following the completion of the Transaction, the Company will not have any mineral properties due to the sale of i-minerals USA, which owns the Helmer-Bovill Property. Accordingly, the Company will need to identify and, if successful, acquire a new business.

Closing of the Transaction is subject to a number of key conditions including shareholder approval, TSX Venture Exchange approval, no more than 5% of the shareholders exercising their dissenting rights and other such other conditions that are customary for this type of Transaction.

The Company began presenting the sale of i-Minerals USA as an asset held for sale in the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, which was filed with the SEC on December 15, 2022.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits

The following exhibits are either provided with this Current Report or are incorporated herein by reference:

Exhibit Number	Description of Exhibit
99.1

Retrospective revisions to Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operation and Item 8 – Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-MINERALS INC.

Date:  December 29, 2022

By:	/s/ John Theobald
John Theobald Chief Executive Officer, President and Director

Exhibit 99.1

I-Minerals Inc. (the “Company”) is filing this Exhibit 99.1 to its Current Report on Form 8-K (the “Exhibit”) to recast the financial information and financial statements in the Annual Report on Form 10-K for the fiscal year ended April 30, 2022 (the “2022 Annual Report”), which the Company originally filed with the Securities and Exchange Commission (“SEC”) on July 22, 2022, solely to reflect the classification of i-minerals USA, Inc. (“i-minerals USA”) as discontinued operations.

As previously disclosed within the Current Report on Form 8-K filed with the SEC on September 19, 2022, the Company entered into a stock purchase agreement (the “Stock Purchase Agreement”) with BV Lending, LLC, an Idaho limited liability company, (“BV Lending”) and the Company’s subsidiary, i-minerals USA, an Idaho company that owns the leases that comprise the Helmer-Bovill Property.  Under the terms of the Stock Purchase Agreement, the Company has agreed to sell all of the issued and outstanding common shares of i-minerals USA to BV Lending (the “Transaction”).

The information included in this Exhibit is presented in connection with the Company presenting the sale of i-Minerals USA as an asset held for sale, and does not otherwise amend or restate the audited consolidated financial statements that were included in the 2022 Annual Report.  The following items of the 2022 Annual Report are being recast as reflected in this Exhibit:

- Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and
- Part II, Item 8, “Financial Statements and Supplementary Data.”

Unaffected items and unaffected portions of the 2022 Annual Report have not been repeated herein and are not amended or modified by this Exhibit. Other than as required to reflect the presentation of the i-minerals USA business as discontinued operations to the consolidated financial statements, this Exhibit continues to describe conditions as of the date of the 2022 Annual Report filing and does not reflect events occurring after the Company filed the 2022 Annual Report. Without limitation to the foregoing, this Exhibit does not purport to update the "Management's Discussion and Analysis of Financial Condition and Results of Operations" section included in the 2022 Annual Report for any information, uncertainties, transactions, risks, events or trends occurring or known to management that occurred after the date of the 2022 Annual Report filing or modify or update those disclosures affected by subsequent events. More current information is contained in the Company's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to the 2022 Annual Report, which also contain important information regarding forward-looking statements, events, developments or updates to certain of our expectations that have occurred subsequent to the filing of the 2022 Annual Report. Therefore, this Exhibit should be read in conjunction with the Company's other filings made with the SEC, including, and subsequent to, the date of the 2022 Annual Report.

ITEM 7                 MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and related notes appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including, but not limited to, those set forth under “Risk Factors and Uncertainties” and elsewhere in this document. See the April 30, 2022 Form 10-K “Cautionary Note Regarding Forward-Looking Statements” section.

Results of Operations

We recorded a net loss of $1,354,924 ($0.01 per share) for the year ended April 30, 2022 as compared to a net loss of $4,899,259 ($0.05 per share) for the year ended April 30, 2021.  The decrease in the net loss recorded for the year ended April 30, 2022 as compared to the net loss for the year ended April 30, 2021 is the net result of changes to a number of expenses.  Of note are the following items:

•	Management and consulting fees of $103,893 (2021 - $103,602) are comprised of fees to manage our Company.

•

General and miscellaneous expenses of $129,525 (2021 - $144,210) are comprised of office and telephone expenses, payroll taxes, insurance premiums, travel expenses, promotional expenses, shareholder communication fees, transfer agent fees and filing fees.

•	Professional fees of $207,027 (2021 - $156,821) include legal fees, audit fees and financial consulting fees. The increase during the period was due to additional professional tax fees.
•

Interest expense of $104,091 (2021 - $3,725,237) is from promissory notes that bear interest at the rates of 12%-14% per year up to April 30, 2021 and 0.13% per year effective May 1, 2021.  Interest decreased due to the decrease in interest rate.

•

Loss from discontinued operations of $812,668 (2021 - $771,649) is the loss included in i-Minerals USA which is treated as a discontinued operation due to the Transaction. Included in the loss from discontinued operations are management and consulting fees of $99,000 (2021 - $99,000), mineral property expenditures of $615,950 (2021 - $605,219) general and miscellaneous expenses of $81,477 (2021 - $53,495) amongst other items.

Liquidity and Capital Resources

Our aggregate operating, investing and financing activities during the year ended April 30, 2022 resulted in a net cash outflow of $90,228 (2021 – outflow of $237,203).  As at April 30, 2022, we had a working capital deficiency of $36,111,145.

During the year ended April 30, 2022, $1,190,228 was used in operations (2021 - $1,186,324).  During the year ended April 30, 2022, we spent $nil on investing activities (2021 - $879) and we received $1,100,000 from financing activities (2021 - $950,000).

We have been financed by advances pursuant to promissory notes advanced by BV Lending LLC, an entity controlled by Allen L. Ball, a member of our Board of Directors and our largest shareholder (the “Lender”).  During the year ended April 30, 2022, the Company was receiving advances pursuant to the Sixth Promissory Notes.  As at April 30, 2022, the balance of the promissory notes was $34,776,937.

As at April 30, 2021, the Third Promissory Notes, the Fifth Promissory Notes and the Sixth Promissory Notes had a maturity date of the earlier of (i) June 30, 2020 and (ii) 60 days after a pre-feasibility study has been filed on SEDAR. On June 4, 2020, the promissory notes maturity date was extended from June 30, 2020 to December 15, 2020 for no consideration.  All other terms remained the same.  On December 3, 2020, the Lender agreed to extend the maturity date of the promissory notes to March 15, 2021 for no consideration.  On March 9, 2021, the Lender agreed to extend the maturity date to April 15, 2021 for no consideration. On April 15, 2021 the maturity date was extended to May 15, 2021 for no consideration. On May 10, 2021 the maturity date was extended to June 15, 2021 for no consideration. On June 15, 2021 the maturity date was extended to July 15, 2021 for no consideration. On July 15, 2021 the maturity date was extended to August 15, 2021. In addition, the interest rate was decreased to 0.13% per annum effective May 1, 2021 for no consideration.  On August 13, 2021, the maturity date was extended to September 15, 2021 for no consideration.  On September 13, 2021, the maturity date was extended to October 15, 2021 for no consideration. On October 13, 2021, the maturity date was extended to November 15, 2021 for no consideration. On November 15, 2021, the maturity date was extended to December 15, 2021 for no consideration and the Lender agreed to advance an additional $500,000 under the same terms as the Sixth Promissory Notes. On December 15, 2021, the maturity date was extended to January 15, 2022 for no consideration. On January 13, 2022, the maturity date was extended to February 15, 2022 for no consideration.  On February 15, 2022, the maturity date was extended to April 15, 2022 for no consideration.  On March 21, 2022, the Company entered into an amending agreement whereby the Lender agreed to advance an additional $250,000, under the same terms as the Sixth Promissory Notes. On April 14, 2022, the maturity date was extended to June 15, 2022 for no consideration.  On June 14, 2022, the maturity date was extended to September 15, 2022 for no consideration and the Lender agreed to advance an additional $450,000, under the same terms as the Sixth Promissory Notes.  On September 15, 2022, the maturity date was extended to December 31, 2022 for no consideration and the Lender agreed to advance an additional $450,000, under the same terms as the Sixth Promissory Notes.

We have not as yet put into commercial production any mineral properties and as such have no operating revenues.  Accordingly, we are dependent on debt and equity financing as its primary source of operating working capital.  Our capital resources are largely determined by the strength of the junior resource markets and by the status of our projects in relation to these markets, and our ability to compete for investor support of our projects.

We remain dependent on additional financing to fund development requirements on the Helmer-Bovill property and for general corporate costs.  With respect to funds required for capital cost items, State-sponsored debt financing instruments may be available on attractive terms, and we intend to pursue such financial instruments to cover portions of the capital costs associated with placing the Bovill Project deposits into production.

We do not have the ability to internally generate sufficient cash flows to support our operations for the next twelve months.  We have been receiving funds from a company controlled by a director of the Company through promissory notes.  We have no formal plan in place to address this going concern issue but consider that we will be able to obtain additional funds by equity financing and/or debt financing; however, there is no assurance of additional funding being available.  As a result, there is substantial doubt about the Company’s ability to continue as a going concern.

After completion of the proposed Transaction with BV Lending, the Company will be required to undertake an equity financing to fund review of asset opportunities.

During 2020, 2021 and 2022, there was an outbreak of COVID-19 that has impacted the economic environment and the capital markets.  As the Company is at the stage of exploration and evaluation and is looking to fund mine development leading to production, the impacts of COVID-19 are not determinable at this date.  COVID-19 however, could have a material impact on the Company's financial position, results of operation and cash flows. The Company's liquidity and its ability to continue as a going concern may also be impacted.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to shareholders.

Critical Accounting Policies

Measurement Uncertainty

The preparation of these consolidated financial statements in conformity with US GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  We regularly evaluate estimates and assumptions related to the useful life and recoverability of long lived assets, stock-based compensation, valuation of convertible debentures and derivative liabilities, and deferred income tax asset valuation allowances.  We base our estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by us may differ materially and adversely from our estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.  The most significant estimates with regard to our condensed consolidated financial statements relate to the determination of fair values of derivative liabilities and stock-based transactions.

Stock-based Compensation

We account for all stock-based payments and awards under the fair value based method.  Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable.

We account for the granting of stock options using the fair value method whereby all awards will be recorded at fair value on the date of the grant.  The fair value of all stock options is expensed over their vesting period with a corresponding increase to additional paid-in capital.

Compensation costs for stock-based payments that do not include performance conditions are recognized on a straight-line basis. Compensation cost associated with a share based award having a performance condition is recognized on the probable outcome of that performance condition during the requisite service period. Share based awards with a performance condition are accrued on an award by award basis.

We use the Black-Scholes option valuation model to calculate the fair value of stock options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimates.

Mineral Property Acquisition and Exploration Costs

Mineral property acquisition costs are capitalized when incurred.  Acquisition costs include cash consideration and the fair market value of shares issued on the acquisition of mineral property claims.

Costs related to the development of our mineral reserves are capitalized when it has been determined an ore body can be economically developed.  The development stage begins when an ore body is determined to be economically recoverable based on proven and probable reserves and appropriate permits are in place, and ends when the production stage or exploitation of reserves begins.  Major mine development expenditures are capitalized, including primary development costs such as costs of building access ways, tailings impoundment, development of water supply and infrastructure developments.

Exploration costs include those relating to activities carried out (a) in search of previously unidentified mineral deposits, or (b) at undeveloped concessions.  Pre-development activities involve costs incurred in the exploration stage that may ultimately benefit production that are expensed due to the lack of evidence of economic development, which is necessary to demonstrate future recoverability of these expenses.  Secondary development costs are incurred for preparation of an ore body for production in a specific ore block or work area, providing a relatively short-lived benefit only to the mine area they relate to, and not to the ore body as a whole.

Once production has commenced, capitalized costs will be depleted using the units-of-production method over the estimated life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to the Consolidated Statements of Loss in that period.

We assess the carrying cost of our mineral properties for impairment whenever information or circumstances indicate the potential for impairment.  Such evaluations compare estimated future net cash flows with our carrying costs and future obligations on an undiscounted basis.  If it is determined that the future undiscounted cash flows are less than the carrying value of the property, a write down to the estimated fair value is charged to the Consolidated Statements of Loss for the period.  Where estimates of future net cash flows are not available and where other conditions suggest impairment, management assesses if the carrying value can be recovered.

For significant exploration and development projects, interest is capitalized as part of the historical cost of developing and constructing assets in accordance with ASC 835-20. Interest is capitalized until the asset is ready for service. Capitalized interest is determined by multiplying the Company’s weighted-average borrowing cost on general debt by the average amount of qualifying costs incurred. Once an asset subject to interest capitalization is completed and placed in service, the associated capitalized interest is expensed through depletion or impairment.

I-Minerals Inc.

Consolidated Financial Statements

April 30, 2022 and 2021

(Expressed in US dollars)

ITEM 8                 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

Tel: 604-688-5421 Fax: 604-688-5132 www.bdo.ca Vancouver, BC V6E 3P3	BDO Canada LLP 1100 – Royal Centre 1055 West Georgia Street

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

I-Minerals Inc.

Vancouver, Canada

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of I-Minerals Inc. (the “Company”) as of April 30, 2022 and 2021, the related consolidated statements of loss, capital deficit, and cash flows for each of the years then ended and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Material Uncertainty Related to Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ “BDO CANADA LLP”

Chartered Professional Accountants

Vancouver, Canada

July 21, 2022 except for Notes 1, 2, 3, 4, 5, 6, 8, 12 and 13 as to which date is December 29, 2022

We have served as the Company's auditor since 2004.

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.

I-Minerals Inc. Consolidated Balance Sheets April 30, 2022 and 2021
(Expressed in US dollars) (Prepared in accordance with US GAAP)

	Notes	2022 $	2021 $
ASSETS
Current assets
Cash and cash equivalents		14,029	89,120
Receivables		19,584	5,819
Prepaids		23,079	60,788
Assets held-for-sale	12	1,952,012	1,993,800

TOTAL ASSETS		2,008,704	2,149,527

LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	4,9	1,250,188	2,785,881
Promissory notes due to related party	6	34,776,937	32,029,474
Liabilities held-for-sale	12	152,864	150,533

TOTAL LIABILITIES		36,179,989	34,965,888

CAPITAL DEFICIT
Capital Stock
Authorized:
Unlimited common shares with no par value
Issued and fully paid: 93,730,212 (April 30, 2021 – 93,730,212)	7	19,225,087	19,225,087
Additional paid-in capital		1,865,342	1,865,342
Deficit		(55,261,714)	(53,906,790)
TOTAL CAPITAL DEFICIT		(34,171,285)	(32,816,361)

TOTAL LIABILITIES AND CAPITAL DEFICIT		2,008,704	2,149,527

Basis of Presentation and Going Concern (Note 1)

Subsequent events (Notes 6, 12 and 13)

On behalf of the Board

“John Theobald” Director	“W. Barry Girling” Director

The accompanying notes are an integral part of these consolidated financial statements.

I-Minerals Inc. Consolidated Statements of Loss For the years ended April 30, 2022 and 2021
(Expressed in US dollars)

		2022	2021
	Notes	$	$

OPERATING EXPENSES
Amortization		-	2,040
Management and consulting fees	9	103,893	103,602
General and miscellaneous		129,525	144,210
Professional fees	9	207,027	156,821

		(440,445)	(406,673)
OTHER (EXPENSE) INCOME FROM CONTINUING OPERATIONS
Foreign exchange gain		2,280	4,300
Interest expense	6	(104,091)	(3,725,237)

LOSS FOR THE YEAR FROM CONTINUING OPERATIONS		(542,256)	(4,127,610)

Loss for the year from discontinued operations	12	(812,668)	(771,649)

LOSS FOR THE YEAR		(1,354,924)	(4,899,259)

Loss per share from continuing operations – basic and diluted		(0.00)	(0.00)
Loss per share from discontinued operations – basic and diluted		(0.01)	(0.05)

Weighted average number of shares outstanding		93,730,212	93,730,212

The accompanying notes are an integral part of these consolidated financial statements.

I-Minerals Inc. Consolidated Statements of Cash Flows For the years ended April 30, 2022 and 2021
(Expressed in US dollars)

	2022 $	2021 $
OPERATING ACTIVITIES
Net loss for the year	(1,354,924)	(4,899,259)
Items not involving cash:
Amortization	2,534	7,294
Change in non-cash operating working capital items:
Receivables	(13,765)	3,365
Prepaids	37,163	(47,151)
Accounts payable and accrued liabilities	138,764	3,749,427

Cash flows used in operating activities from continuing operations	(406,542)	(460,988)
Cash flows used in operating activities from discontinued operations	(783,686)	(725,336)
	(1,190,228)	(1,186,324)

INVESTING ACTIVITIES
Purchase of equipment	-	(879)

Cash flows used in investing activities from discontinued operations	-	(879)

FINANCING ACTIVITIES
Proceeds from promissory notes received	1,100,000	950,000

Cash flows from financing activities from continuing operations	1,100,000	950,000

DECREASE IN CASH	(90,228)	(237,203)

CASH, BEGINNING OF THE YEAR	110,684	347,887

CASH, END OF THE YEAR	20,456	110,684

SUPPLEMENTAL CASH FLOW INFORMATION (Note 11)

Interest paid	-	-
Taxes paid	-	-

The accompanying notes are an integral part of these consolidated financial statements.

I-Minerals Inc. Consolidated Statements of Capital Deficit For the years ended April 30, 2022 and 2021
(Expressed in US dollars)

	Number of Shares #	Amount $	Commitment to Issue Shares $	Additional Paid-in Capital $	Accumulated Deficit $	Total Capital Deficit $

Balance at April 30, 2020	93,730,212	19,225,087	-	1,865,342	(48,685,278)	(27,594,849)
Adoption of ASU 2018-07 adjustment (Note 2)	-	-	-	-	16,541	16,541
Balance at May 1, 2020	93,730,212	19,225,087	-	1,865,342	(48,668,737)	(27,578,308)

Withholding tax (Note 6)	-	-	-	-	(338,794)	(338,794)
Loss for the year	-	-	-	-	(4,899,259)	(4,899,259)

Balance at April 30, 2021	93,730,212	19,225,087	-	1,865,342	(53,906,790)	(32,816,361)

Loss for the year	-	-	-	-	(1,354,924)	(1,354,924)

Balance at April 30, 2022	93,730,212	19,225,087	-	1,865,342	(55,261,714)	(34,171,285)

The accompanying notes are an integral part of these consolidated financial statements.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

1.	NATURE OF BUSINESS AND BASIS OF PRESENTATION AND LIQUIDITY:

I-Minerals Inc. (the “Company”) was incorporated under the laws of British Columbia, Canada, in 1984.  The Company is listed for trading on the TSX Venture Exchange under the symbol “IMA” and the OTCQB marketplace under the symbol “IMAHF”.

The Company’s principal business is the development of the Helmer-Bovill industrial mineral property (“the Property”) located in Latah County, Idaho.  Since inception, the Company has been in the exploration and evaluation stage but moved into the development stage in fiscal 2018.  In fiscal 2019, the Company reverted back to the evaluation stage as management determined that the Feasibility Study on the property should be considered non-current.  The Helmer-Bovill property is comprised of eleven mineral leases that host potentially economic deposits of feldspar, quartz and kaolinitic clays, primarily kaolinite and halloysite.

Basis of Presentation and Going Concern

The accompanying consolidated financial statements have been prepared by the Company in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) on the basis that the Company will continue as a going concern, which assumes that the Company will be able to meet its obligations and continue its operations for the next year.  Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern.  At April 30, 2022, the Company had not yet achieved profitable operations, had an accumulated deficit of $55,261,714 since inception and expects to incur further losses in the development of its business, all of which casts substantial doubt upon the Company’s ability to continue as a going concern and, therefore, that it may be unable to realize its assets and discharge its liabilities in the normal course of business.

The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to develop the Property and to meet its obligations and repay its liabilities arising from normal business operations when they come due. Although the Company has been successful in the past in obtaining financing, there is no assurance that it will be able to obtain adequate financing in the future or that such financing will be on terms advantageous to the Company. The Company has been receiving funds from a company controlled by a director of the Company through promissory notes (Note 6). Management considers that the Company will be able to obtain additional funds by promissory notes; however, there is no assurance of additional funding being available. The Company has historically satisfied its capital needs primarily by issuing equity securities and/or promissory notes. Management plans to continue to provide for its capital needs by issuing promissory notes. Upon completion of the sale, the Company plans to undertake a financing to fund its operations and reduce monthly expenses in an effort to conserve cash.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation and Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries, i-Minerals USA, Inc. and CKD Ventures Ltd.  All inter-company accounts and transactions have been eliminated.  The Company’s fiscal year-end is April 30th.

Use of Estimates

The preparation of these consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company regularly evaluates estimates and assumptions related to the useful life and recoverability of long-lived assets, stock-based compensation, amortization of promissory notes financing fees, valuation of derivative liabilities, and deferred income tax asset valuation allowances.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by the Company may differ materially and adversely from the Company’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

Cash and cash equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.  As at April 30, 2022 and 2021, the Company had no cash equivalents.

Equipment

Equipment is carried at cost and is amortized over the estimated useful economic lives using the declining balance method at an annual rate of 30%.

Mineral Property Acquisition and Exploration Costs

Mineral property acquisition costs are capitalized when incurred. Acquisition costs include cash consideration and the fair market value of shares issued on the acquisition of mineral property claims.

Costs related to the development of mineral reserves are capitalized when it has been determined an ore body can be economically developed.  The development stage begins when an ore body is determined to be economically recoverable based on proven and probable reserves and appropriate permits are in place, and ends when the production stage or exploitation of reserves begins.  Major mine development expenditures are capitalized, including primary development costs such as costs of building access ways, tailings impoundment, development of water supply and infrastructure developments.

Exploration costs include those relating to activities carried out (a) in search of previously unidentified mineral deposits, or (b) at undeveloped concessions.  Pre-development activities involve costs incurred in the exploration stage that may ultimately benefit production that are expensed due to the lack of evidence of economic development, which is necessary to demonstrate future recoverability of these expenses.  Secondary development costs are incurred for preparation of an ore body for production in a specific ore block or work area, providing a relatively short-lived benefit only to the mine area they relate to, and not to the ore body as a whole.

Once production has commenced, capitalized costs will be depleted using the units-of-production method over the estimated life of the proven and probable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to the Consolidated Statements of Loss in that period.

We assess the carrying cost of our mineral properties for impairment whenever information or circumstances indicate the potential for impairment.  Such evaluations compare estimated future net cash flows with our carrying costs and future obligations on an undiscounted basis.  If it is determined that the future undiscounted cash flows are less than the carrying value of the property, a write down to the estimated fair value is charged to the Consolidated Statements of Loss for the period.  Where estimates of future net cash flows are not available and where other conditions suggest impairment, management assesses if the carrying value can be recovered.

For significant development projects, interest is capitalized as part of the historical cost of developing and constructing assets in accordance with ASC 835-20. Interest is capitalized until the asset is ready for service. Capitalized interest is determined by multiplying the Company’s weighted-average borrowing cost on general debt by the average amount of qualifying costs incurred. Once an asset subject to interest capitalization is completed and placed in service, the associated capitalized interest is expensed through depletion or impairment.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

Debt Issuance Costs

Debt issuance costs paid to the purchaser of the debt are considered to be a reduction of the debt proceeds and a component of debt discount.  Subsequently, the costs comprising this debt discount are amortized as financing fees over the term of the promissory notes using the effective interest method.  During the year ended April 30, 2022, the Company amortized financing fees totaling $nil (2021 – $nil).

Financial Instruments and Fair Value Measures

The book value of cash, receivables, accounts payable and accrued liabilities approximate their fair values due to the immediate or short-term maturity of those instruments.  The fair value hierarchy under US GAAP is based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value which are the following:

Level 1 - quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 - observable inputs other than Level I, quoted prices for similar assets or liabilities in active prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 - assets and liabilities whose significant value drivers are unobservable by little or no market activity and that are significant to the fair value of the assets or liabilities.

The Company’s promissory notes are carried at amortized cost.

A summary of the Company’s Level 3 liabilities for the years ended April 30, 2022 and 2021 is as follows:
	2022 $	2021 $

Non-employee options (Note 7)

Beginning fair value	-	16,541
Transfer value on exercise	-	-
Fair value of options on vesting	-	-
Change in fair value	-	-
Adoption of ASU 2018-07 adjustment	-	(16,541)

Total Level 3 liabilities	-	-

Certain assets and liabilities are measured at fair value on a nonrecurring basis; that is, the instruments are not measured at fair value on an ongoing basis but are subject to fair value adjustments only in certain circumstances (for example, when there is evidence of impairment). There were no assets or liabilities measured at fair value on a nonrecurring basis during the years ended April 30, 2022 and 2021.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

Loss Per Share

The basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. For the year ended April 30, 2022, loss per share excludes 1,250,000 (2021 – 2,750,000) potentially dilutive common shares (related to outstanding options and warrants) as their effect was anti-dilutive.

Foreign Currency Translation

The Company’s functional and reporting currency is the US dollar.  Monetary assets and liabilities denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date and non-monetary items are translated at exchange rates prevailing when the assets were acquired or obligations incurred.  Gains and losses arising on translation or settlement of foreign currency denominated transactions or balances are included in the determination of income.

Income Taxes

The Company accounts for income taxes using the asset and liability method.  The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carry-forwards.  Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company has adopted the provisions of FASB ASC 740 "Income Taxes" regarding accounting for uncertainty in income taxes. The Company initially recognizes tax positions in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions are initially and subsequently measured as the largest amount of tax benefit that is greater than 50% likely of being realized upon ultimate settlement with the tax authority, assuming full knowledge of the position and all relevant facts. Application requires numerous estimates based on available information. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, and its recognized tax positions and tax benefits may not accurately anticipate actual outcomes. As additional information is obtained, there may be a need to periodically adjust the recognized tax positions and tax benefits. These periodic adjustments may have a material impact on the consolidated statements of operations. When applicable, the Company classifies penalties and interest associated with uncertain tax positions as a component of income tax expense in its consolidated Statement of Loss.

Stock-Based Compensation

The Company accounts for all stock-based payments and awards under the fair value based method.  Stock-based payments to non-employees are measured at the fair value of the consideration received, or the fair value of the equity instruments issued, or liabilities incurred, whichever is more reliably measurable.

The fair value of stock-based payments to non-employees is periodically re-measured until the counterparty performance is complete, and any change therein is recognized over the vesting period of the award and in the same manner as if the Company had paid cash instead of paying with or using equity based instruments.  The cost of the stock-based payments to non-employees that are fully vested and non-forfeitable as at the grant date is measured and recognized at that date, unless there is a contractual term for services in which case such compensation would be amortized over the contractual term.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

The Company accounts for the granting of stock options to employees using the fair value method whereby all awards to employees will be recorded at fair value on the date of the grant.  The fair value of all stock options is expensed over their vesting period with a corresponding increase to additional paid-in capital.

Compensation costs for stock-based payments that do not include performance conditions are recognized on a straight-line basis. Compensation cost associated with a share-based award having a performance condition is only recognized over the requisite service period if it is probable. Share based awards with a performance condition are accrued on an award by award basis.

The Company uses the Black-Scholes option valuation model to calculate the fair value of stock options at the date of the grant. Option pricing models require the input of highly subjective assumptions, including the expected price volatility. Changes in these assumptions can materially affect the fair value estimates.

Concentration of Risk

The Company is subject to interest rate risk on its debt financings. The Company generally uses fixed interest rates.

Held-for-sale assets and liabilities

Items are classified as being held-for-sale once they meet criteria relating to the intention to sell and the likelihood of a sale taking place. All of I-Minerals USA’s assets and liabilities have been accounted for as held-for-sale.

Adoption of New Accounting Pronouncements

Income Taxes

In December 2019, the FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. ASU 2019-12 will simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Effective May 1, 2021, the Company adopted the new standard. The adoption of this ASU did not result in any adjustments to the financial statements.

Recently Issued Accounting Pronouncements

Financial Instruments - Credit Losses

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. ASU 2016-13 replaced the incurred loss impairment methodology under current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. ASU 2016-13 requires use of a forward-looking expected credit loss model for accounts receivables, loans, and other financial instruments. ASU 2016-13 is effective for fiscal years beginning after December 15, 2019, with early adoption permitted. In October 2019, the FASB issued ASU No. 2019-10, “Financial Instruments-Credit Losses (Topic 326): Effective Dates”, to finalize the effective date delays for private companies, not-for-profits, and smaller reporting companies applying the CECL standards. The ASU is effective for reporting periods beginning after December 15, 2022 and interim periods within those fiscal years. Early adoption is permitted. The Company has not early adopted this update and it will become effective on April 1, 2023 assuming the Company will remain an emerging growth company. The Company is currently assessing the impact of adopting this standard on its consolidated financial statements.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

3.	MINERAL PROPERTY INTEREST AND DEFERRED DEVELOPMENT COSTS:

Helmer-Bovill Property – Latah County, Idaho

The Company previously had an undivided 100% interest in 11 State of Idaho mineral leases. The State of Idaho mineral leases are subject to a 5% production royalty on gross sales.

In March 2022, the Company amended the terms of the State of Idaho mineral leases through the Idaho Department of Lands (the “IDL”) and acquired these amended leases at an auction.  Of the 11 mineral leases that the Company held previously, 8 mineral leases were amended and acquired at auction and the Company elected to relinquish 3 of the mineral leases.  The amended leases now expire in March 2042 and, upon commercial production on one lease, other leases can be held through mine development or exploration work.

In May 2017, the Idaho Department of Lands accepted the Company’s operation and reclamation plan.  Together with a water rights permit from the Idaho Department of Water Resources, the Company was able to proceed with development and construction of the mine, subject to obtaining sufficient financing.  As a result, management made the decision to begin capitalizing all development expenditures directly related to the Helmer-Bovill Property.  In February 2019, the Company determined that the Feasibility Study should be considered non-current and accordingly, the Company has returned to the evaluation stage for accounting purposes.

A portion of the balances are included on the balance sheet as either mineral property interest and deferred development costs or as assets held-for-sale (Note 12).  At April 30, 2022 and 2021, $nil is included as mineral property interest and deferred development costs.  At April 30, 2022 and 2021, $1,892,410 is included in assets held-for-sale (Note 12).

$

Balance at April 30, 2018	1,145,906

Engineering and consulting	177,820
Metallurgy	263,056
Permitting and environmental	17,684
Interest on Promissory Notes	207,266
Other direct costs	80,678
746,504

Balance at April 30, 2019, 2020, 2021 and 2022	1,892,410

4.	ACCOUNTS PAYABLE AND ACCRUED LIABILITIES:

	April 30, 2022 $	April 30, 2021 $

Trade payables	189,615	160,503
Amounts due to related parties (Note 9)	224,627	219,256
Withholding tax and interest on deemed dividends (Note 6)	896,756	896,756
Interest payable on promissory notes (Note 6)	78,579	1,621,951

Total accounts payable and accrued liabilities	1,389,577	2,898,466

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

A portion of the balances are included on the balance sheet as either accounts payable and accrued liabilities or as liabilities held-for-sale (Note 12).  At April 30, 2022, $1,250,188 is included as accounts payable and accrued liabilities (2021 - $2,785,881).  At April 30, 2022, $139,389 is included in liabilities held-for-sale (2021 - $112,585) (Note 12).

The Company has obtained an indemnification from BV Lending, LLC for the Company’s withholding tax liability, interest and penalties owing.

5.	LEASE LIABILITY:

A portion of the balances are included on the balance sheet as either lease liability or as liabilities held-for-sale (Note 12).  At April 30, 2022 and 2021, $nil is included as lease liability.  At April 30, 2022, $13,475 is included in liabilities held-for-sale (2021 - $37,948) (Note 12).

The Company entered into a property lease in October 2020 and the Company recognized a lease obligation with respect to the operating lease.  The terms and the outstanding balances as at April 30, 2022 and 2021 are as follows:

	April 30, 2022 $	April 30, 2021 $

Right-of-use asset from property lease repayable in monthly instalments of $2,332 and an interest rate of 13% per annum and an end date of October 15, 2022	13,475	37,948
Less: current portion	(13,475)	(27,982)

Non-current portion	-	9,966

The following is a schedule of the Company’s future minimum lease payments related to the office lease obligation:

April 30, 2022 $

2022	-
2023	13,991
Total minimum lease payments	13,991
Less: imputed interest	(516)
Total present value of minimum lease payments	13,475
Less: current portion	(13,475)
Non-current portion	-

6.	PROMISSORY NOTES DUE TO RELATED PARTY:
	April 30, 2022 $	April 30, 2021 $

Third promissory notes	27,736,602	26,404,927
Fifth promissory notes	3,387,673	3,199,806
Sixth promissory notes	3,652,662	2,424,741

Total promissory notes	34,776,937	32,029,474

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

The Company has Third Promissory Notes, Fifth Promissory Notes and Sixth Promissory Notes due to BV Lending, LLC, a company controlled by a director of the Company (the “Lender”).  The Third Promissory Notes were due on March 31, 2019.  On March 27, 2019, an amending agreement was entered into extending the maturity date of the Promissory Notes from March 31, 2019 to June 30, 2019 for no consideration.  On June 28, 2019, the Company entered into an amending agreement with the Lender further extending this maturity date to October 31, 2019 for no consideration.  The Fifth Promissory Notes were due on December 31, 2019.  On October 25, 2019, the Company entered into an amending agreement with the Lender extending the maturity date for both notes, for no consideration, to the earlier of (i) June 30, 2020 and (ii) 60 days after a pre-feasibility study has been filed on SEDAR.  The Sixth Promissory Notes have the same maturity date. On June 4, 2020, all three promissory notes were extended to December 15, 2020 for no consideration.  On December 3, 2020, the maturity date was extended to March 15, 2021 for no consideration.  On March 9, 2021 the maturity date was extended to April 15, 2021 for no consideration. On April 15, 2021 the maturity date was extended to May 15, 2021 for no consideration. On May 10, 2021 the maturity date was extended to June 15, 2021 for no consideration. On June 15, 2021 the maturity date was extended to July 15, 2021 for no consideration. On July 15, 2021 the maturity date was extended to August 15, 2021 for no consideration.  In addition, the interest rate was decreased to 0.13% per annum effective May 1, 2021 from 12% to 14%.  On August 13, 2021 the maturity date was extended to September 15, 2021 for no consideration.  On September 13, 2021 the maturity date was extended to October 15, 2021 for no consideration. On October 13, 2021, the maturity date was extended to November 15, 2021 for no consideration. On November 15, 2021, the maturity date was extended to December 15, 2021 for no consideration. On December 15, 2021, the maturity date was extended to January 15, 2022 for no consideration. On January 13, 2022, the maturity date was extended to February 15, 2022 for no consideration.  On February 15, 2022, the maturity date was extended to April 15, 2022 for no consideration.  On April 14, 2022, the maturity date was extended to June 15, 2022 for no consideration.  On June 14, 2022, the maturity date was extended to September 15, 2022 for no consideration. On September 15, 2022, the maturity date was extended to December 31, 2022 for no consideration.

In accordance with the guidance of ASC 470-50 and ASC 470-60, the Company determined that the March 27, 2019, June 28, 2019, October 25, 2019, June 4, 2020, December 3, 2020, March 9, 2021, April 15, 2021, May 10, 2021, June 15, 2021, July 15, 2021, August 13, 2021, September 13, 2021, October 13, 2021, November 15, 2021, December 15, 2021, January 13, 2022, February 15, 2022 and April 14, 2022 extension agreements qualified as troubled debt restructurings.  However, as the Company did not transfer assets or grant an equity interest to the Lender and since the carrying amount of the promissory notes at the time of the restructurings did not exceed the total future cash payments specified by the new terms, this change was accounted for prospectively using the effective interest rate that equates the carrying amount to the expected future cash flows.

Certain conditions may result in early repayment including immediate repayment in the event a person currently not related to the Company acquires more than 40% of the outstanding common shares of the Company.

The Company determined that accrued interest on the promissory notes are subject to withholding taxes as the Lender controls over 25% of the common shares of the Company and the Company’s debt to equity ratio exceeded certain statutory limits that caused interest expense deductibility to be partially restricted.  The withholding taxes are payable based on the amount of restricted interest, when such interest is paid or at the end of a fiscal year and are accounted for as a deemed dividend in accordance with ASC 740-10-15-4.  As at April 30, 2022, the Company had recorded $896,756 of withholding tax and interest on the deemed dividends (2021 - $896,756)

Third Promissory Notes

The Third Promissory Notes bear interest at the rate of 0.13% per annum and during the year ended April 30, 2022, the Company recorded interest of $32,880 (2021 - $3,048,758).  Interest is payable semi-annually as calculated on May 31st and November 30th of each year.  Interest is to be paid either in cash, in common shares or deemed an advance of principal at the option of the Lender.  A 5% late payment penalty may apply if payment is not paid within ten days after the due date.  During the year ended April 30, 2022, the Lender elected to have interest payable from December 1, 2020 to November 30, 2021 of $1,331,675 deemed as advances.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

Fifth Promissory Notes

On September 11, 2018, the Company entered into a Loan Agreement with the Lender pursuant to which up to $2,500,000 will be advanced to the Company in tranches (the “Fifth Promissory Notes”).  As at April 30, 2022, the Company had received $2,500,000 (2021 - $2,500,000) in advances pursuant to the Fifth Promissory Notes. The Fifth Promissory Notes bear interest at the rate of 0.13% per annum and during the year ended April 30, 2022, the Company recorded interest of $4,017 (2021 - $428,415). Interest is payable semi-annually as calculated on May 31st and November 30th of each year.  Interest is to be paid either in cash, in common shares or deemed an advance of principal at the option of the Lender.  A 5% late payment penalty may apply if payment is not paid within ten days after the due date.  During the year ended April 30, 2022, the Lender elected to have interest payable from December 1, 2020 to November 30, 2021 of $187,867 deemed as advances.

Sixth Promissory Notes

On October 25, 2019, the Company entered into a Loan Agreement with the Lender pursuant to which up to $700,000 will be advanced to the Company in tranches (the “Sixth Promissory Notes”).  On January 20, 2020 and July 8, 2020, the Company entered into amending agreements whereby the Lender agreed to advance an additional $600,000 and $1,200,000, respectively, under the same terms as the Sixth Promissory Notes.  As at April 30, 2022, the Company had received $3,350,000 in advances pursuant to the Sixth Promissory Notes (2021 - $2,250,000). On November 15, 2021, the Company entered into an amending agreement whereby the Lender agreed to advance an additional $500,000, under the same terms as the Sixth Promissory Notes.  On March 21, 2022, the Company entered into an amending agreement whereby the Lender agreed to advance an additional $250,000, under the same terms as the Sixth Promissory Notes.  On June 14, 2022, the Company entered into an amending agreement whereby the Lender agreed to advance an additional $450,000, under the same terms as the Sixth Promissory Notes. On September 15, 2022, the Company entered into an amending agreement whereby the Lender agreed to advance an additional $450,000, under the same terms as the Sixth Promissory Notes.

The Sixth Promissory Notes bear interest at the rate of 0.13% per annum and during the year ended April 30, 2022, the Company recorded interest of $3,725 (2021 - $248,064). Interest is payable semi-annually as calculated on May 31st and November 30th of each year.  Interest is to be paid either in cash, in common shares or deemed an advance of principal at the option of the Lender.  A 5% late payment penalty may apply if payment is not paid within ten days after the due date. During the year ended April 30, 2022, the Lender elected to have interest payable from December 1, 2020 to November 30, 2021 of $127,921 deemed as advances.

During the year ended April 30, 2022, the Company recorded accrued interest of $60,000 with respect to the accrued withholding tax payable.

The Third Promissory Notes, the Fifth Promissory Notes and the Sixth Promissory Notes are collateralized by the Company’s Helmer-Bovill Property.

The following table outlines the estimated cash payments required, by calendar year, in order to repay the principal balance of the Third Promissory Notes, the Fifth Promissory Notes and the Sixth Promissory Notes:

2022 $	2023 $	2024 $	2025 $	2026 $	Total $
34,776,937	-	-	-	-	34,776,937

7.	SHARE CAPITAL:

Common shares

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)
a)	Authorized:

Unlimited number of common shares, without par value.

The holders of common shares are entitled to receive dividends which are declared from time to time, and are entitled to one vote per share at meetings of the Company. All shares are ranked equally with regards to the Company’s residual assets.

b)	Stock transactions:

During the years ended April 30, 2022 and 2021, the Company did not complete any stock transactions.

c)	Stock options:

The Company has granted stock options under the terms of its Stock Option Plan (the “Plan”).  The Plan provides that the directors of the Company may grant options to purchase common shares to directors, officers, employees and service providers of the Company on terms that the directors of the Company may determine are within the limitations set forth in the Plan.  The maximum number of shares available under the Plan is limited to 10% of the issued common shares.  The maximum term of stock options is ten years.  All stock options vest on the date of grant, unless otherwise stated.  As at April 30, 2022, the Company had 8,123,021 stock options available for grant pursuant to the Plan (2021 – 6,623,021).

The Company’s stock options outstanding as at April 30, 2022 and 2021 and the changes for the years then ended are as follows:
	Number Outstanding	Weighted Average Exercise Price (in CAD$)

Balance outstanding at April 30, 2020	2,950,000	0.26
Expired	(200,000)	0.25

Balance outstanding at April 30, 2021	2,750,000	0.26
Expired	(1,500,000)	0.26

Balance outstanding at April 30, 2022	1,250,000	0.25

Balance exercisable at April 30, 2022	-	-

Summary of stock options outstanding at April 30, 2022:
Security	Number Outstanding		Number Exercisable		Exercise Price (CAD$)	Expiry Date	Remaining Contractual Life (years)

Stock options	1,250,000	(1)	-	(1)	0.25	August 9, 2023	1.28

Notes:
(1)

1,250,000 stock options vest on the completion of certain milestones including equity financing, project financing, mine construction and achieving commercial production.  200,000 stock options vested as to 25% every three months from the date of grant.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

Non-Employee Stock Options

In accordance with the guidance of ASU 2018-07, the measurement and classification of stock options awarded to non-employees is aligned with that for employees. The ASU retains the existing cost attribution guidance, which requires entities to recognize compensation cost for nonemployee awards in the same period and in the same manner (i.e. capitalize or expense) they would if they paid cash for the goods or services, but it moves the guidance to ASC 718. Effective May 1, 2020, the Company adopted the new standard. Upon adoption, the Company applied the modified retrospective transition approach and recorded an adjustment on May 1, 2020 to decrease derivative liabilities by $16,541 and decrease opening deficit by $16,541.

The non-employee stock options are accounted for at their respective fair values and are summarized as follows for the years ended April 30, 2022 and 2021:
	2022 $	2021 $

Fair value of non-employee options, beginning of the period	-	16,541
Transfer value on exercise of options	-	-
Fair value of options on vesting	-	-
Change in fair value of non-employee stock options during the period	-	-
Adoption of ASU 2018-07 adjustment	-	(16,541)

Fair value of non-employee options, end of the period	-	-

As at April 30, 2022, the unamortized compensation cost of options is $93,382 and the intrinsic value of options expected to vest is $nil.

8.	INCOME TAXES:

A reconciliation of the income tax provision computed at statutory rates to the reported income tax provision for the years ended April 30, 2022 and 2021 is as follows:
	2022 $	2021 $

Statutory tax rate	27%	27%

Loss before income taxes	(1,354,925)	(4,899,259)

Expected income tax recovery	(366,000)	(1,323,000)
Increase (decrease) in income tax recovery resulting from:
Derivative liability		-
Other permanent differences	23,000	599,000
Foreign income taxed at foreign rates	49,000	46,000
Impact of under provision in previous year	4,000	(18,000)
Change in valuation allowance	290,000	696,000

Income tax recovery (expense)	-	-

As a result of tax legislation enacted in the U.S. at the end of 2017, the federal U.S. corporate tax rate applicable to years subsequent to 2017 was substantially reduced.  The Company recorded deferred income tax expense in respect of its U.S. operations during the year ended April 30, 2022 using the federal rate of 21% (2021 – 21%).

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

The Company also revalued its deferred tax assets in respect of its Canadian operations to reflect the increase in the Canadian corporate income tax rate to 27% (2021 – 27%) for years subsequent to 2017.  There was no impact on tax expense as a full valuation allowance is provided for the deferred tax assets.

The significant components of the Company’s deferred income tax assets and liabilities after applying enacted corporate tax rates as at April 30, 2022 and 2021 are as follows:
	2022 $	2021 $

Deferred income tax assets / (liabilities)
Operating losses carried forward	10,173,000	10,010,000
Resource property	685,000	555,000
Share issuance costs	7,000	19,000
Other	21,000	12,000
Valuation allowance	(10,886,000)	(10,596,000)

Net deferred income tax assets	-	-

At April 30, 2022, the Company has accumulated non-capital losses $19,323,000 (2021 - $18,804,000) in Canada and net operating losses of $23,599,000 (2021 - $23,491,000) in the USA, which are available to carryforward and offset future years’ taxable income.  Losses arising before January 1, 2018 will expire in various amounts from 2022 to 2038 and will offset 100% of taxable income. As a result of tax legislation enacted in the U.S. at the end of 2017, net operating losses in the US arising in tax year beginning after December 31, 2017 can be carried forward indefinitely instead of 20 years and carrybacks are no longer permitted. However, the net operating loss carryforward is limited and can only offset 80% of taxable income.

Included in discontinued operations at April 30, 2022 are the accumulated federal and state net operating losses of $23,599,000 (2021 - $23,491,000).

Uncertain Tax Positions

The Company has adopted certain provisions of ASC 740, “Income Taxes”, which prescribes a recognition threshold and measurement attribute for the recognition and measurement of tax positions taken or expected to be taken in income tax returns. The provisions also provide guidance on the de-recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, and accounting for interest and penalties associated with tax positions.

The Company files income tax returns in the U.S. federal jurisdiction, various state and foreign jurisdictions.  The Company’s tax returns are subject to tax examinations by U.S. federal and state tax authorities, or examinations by foreign tax authorities until respective statute of limitation.  The Company currently has no tax years under examination. The Company is subject to tax examinations by tax authorities for all taxation years commencing after 2003.

At April 30, 2022, the Company does not have an accrual relating to uncertain tax positions. It is not anticipated that unrecognized tax benefits would significantly increase or decrease within 12 months of the reporting date.

The Company has recorded management’s estimate of a withholding tax liability in the amount of $896,756 (Note 6).  The amount determined to be payable upon review by the taxation authorities may vary materially from this current estimate.

Provision has not been made for U.S. or additional foreign taxes on undistributed earnings of foreign subsidiaries. Such earnings have been and will continue to be reinvested but could become subject to additional tax if they were remitted as dividends or were loaned to the Company affiliate. It is not practicable to determine the amount of additional tax, if any, that might be payable on the undistributed foreign earnings.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

9.	RELATED PARTY TRANSACTIONS:

During the year ended April 30, 2022, management and consulting fees of $96,000 (2021 - $96,000) were charged by RJG Capital Corporation, a wholly-owned company of W. Barry Girling, Director.  Wayne Moorhouse, Director, charged $17,566 (2021 - $17,807) in management and consulting fees.  Gary Childress, Director, charged $14,326 (2021 - $13,796) in management and consulting fees.  $22,151 (2021 - $21,279) was charged by Malaspina Consultants Inc. for the services of Matt Anderson, CFO, and are included in professional fees.

Included in accounts payable and accrued liabilities are amounts owed to directors or officers or companies controlled by them.  As at April 30, 2022, the amount was $224,627 (2021 – $219,256).  All amounts are non-interest bearing, unsecured, and due on demand.

The promissory notes received from a company controlled by a director (Note 6) are related party transactions.

10.	SEGMENT DISCLOSURES:

The Company considers its business to comprise a single operating segment being the exploration and development of its resource property.  Substantially all of the Company’s long-term assets and operations are located in Latah County, Idaho.

11.	NON-CASH TRANSACTIONS:

Investing and financing activities that affect recognized assets or liabilities but that do not result in cash receipts or cash payments are excluded from the consolidated statements of cash flows.  During the year ended April 30, 2022, the following transactions were excluded from the consolidated statement of cash flows:

a)	The transfer of $1,647,463 of interest payable on the Third, Fifth and Sixth Promissory Notes from accounts payable and accrued liabilities to promissory notes; and,

b)

Deferred mineral property expenditures of $40,062 included in accounts payable and accrued liabilities at April 30, 2022, less $40,062 included in accounts payable at April 30, 2021 (net inclusion of $nil).

During the year ended April 30, 2021, the following transactions were excluded from the consolidated statement of cash flows:

a)	The transfer of $3,489,856 of interest payable on the Third, Fifth and Sixth Promissory Notes from accounts payable and accrued liabilities to promissory notes; and,

b)

Deferred mineral property expenditures of $40,062 included in accounts payable and accrued liabilities at April 30, 2021, less $40,062 included in accounts payable at April 30, 2020 (net inclusion of $nil).

12.	DISCONTINUED OPERATIONS:

Subsequent to April 30, 2022, on September 14, 2022, the Company entered into a Stock Purchase Agreement with BV Lending, LLC, an Idaho limited liability company ("BV Lending") and the Company's subsidiary, I-Minerals USA, Inc. ("I-Minerals USA"), an Idaho company that owns the leases that comprise the Helmer-Bovill Property, (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell all of the issued and outstanding common shares of I-Minerals USA to BV Lending (the "Transaction").  BV Lending is a non-arm's length party to the Company as it is a company controlled by a former director of the Company.

Key Terms of the Transaction:

-

Immediately prior to closing of the Transaction, the Company will contribute an intercompany debt owed by I-Minerals USA to the Company in the amount of approximately $25.7 million, resulting in the cancellation of the outstanding indebtedness.

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

-	At the closing of the Transaction, the Company will sell all of the shares of I-Minerals USA to BV Lending for an amount equal to $3,000,000 (the "Share Value").
-	The Share Value will be satisfied by BV Lending on a non-cash basis by the set off of an equal amount of debt owed by the Company to BV Lending (the "Set Off").
-	Immediately following the Set Off, BV Lending will transfer to the Company the balance of the debt owed by the Company to BV Lending (which debt was approximately $35.4 million before the Set Off).
-

Previously entered into loan agreements dated June 1, 2016, September 11, 2018 and October 25, 2019 among the Company, BV Lending and I-Minerals USA, including all security granted thereunder, will be terminated and/or discharged.

-	The Company will be subject to non-competition and non-solicitation covenants in favour of BV Lending for a period of five years commencing on closing of the Transaction.
-	The Transaction is subject to the approval of the Transaction by shareholders of the Company (the "Shareholders") and the TSX Venture Exchange.
-

As part of the Transaction, BV Lending has agreed to pay taxes that will become payable by the Company as a result of the Transaction (approximately $450,000).  In consideration for such payment by BV Lending, the Company will issue a promissory note in favor of BV Lending for the amount of the taxes so paid.  The promissory note will be repaid out of any refund received by the Company from the applicable government agency.

The disposition of I-Minerals USA, which includes the Company’s mineral exploration activities, is considered to be a discontinued operation for the Company and accordingly, loss from discontinued operations is included in the consolidated statements of loss for all periods presented.  Included on the consolidated balance sheets at April 30, 2022 and 2021 are assets and liabilities held-for-sale.  The assets and liabilities of the discontinued operation classified as held-for-sale are as follows:

	April 30, 2022 $	April 30, 2021 $

Cash and cash equivalents	6,427	21,564
Prepaids	5,725	5,179
Equipment and right-of-use asset	18,242	45,439
Mineral property interest and deferred development costs (Note 3)	1,892,410	1,892,410
Deposits	29,208	29,208

Assets held-for-sale	1,952,012	1,993,800

Account payable and accrued liabilities (Note 4)	139,389	112,585
Lease liability (Note 5)	13,475	37,948

Liabilities held-for sale	152,864	150,533

I-Minerals Inc. Notes to the Consolidated Financial Statements For the years ended April 30, 2022 and 2021
(Expressed in US dollars except where otherwise indicated)

	For the year ended April 30,
	2022	2021
	$	$

OPERATING EXPENSES
Amortization	2,534	5,254
Management and consulting fees	99,000	99,000
Mineral property expenditures	615,950	605,220
General and miscellaneous	81,477	53,494
Professional fees	13,328	8,492

	(812,289)	(771,460)
OTHER EXPENSE
Foreign exchange loss	(379)	(189)

Loss for the year from discontinued operations	(812,668)	(771,649)

13.	SUBSEQUENT EVENTS:

Subsequent to April 30, 2022:

i)	The Company entered into the Stock Purchase Agreement (Note 12),

ii)

On May 6, 2022, June 17, 2022, July 28, 2022, August 31, 2022, November 3, 2022 and December 1, 2022, the Company received $125,000, $150,000, $150,000, $150,000, $120,000 and $120,000, respectively, pursuant to the Sixth Promissory Notes, and,

iii)

On June 14, 2022, the maturity date of the promissory notes was extended to September 15, 2022 for no consideration.  In addition, the Lender agreed to advance an additional $450,000, under the same terms as the Sixth Promissory Notes.